Exhibit 99.1

FOR IMMEDIATE RELEASE
Monday, August 9, 2004

CLAYTON WILLIAMS ENERGY ANNOUNCES 2004

SECOND QUARTER RESULTS

Midland, Texas, August 9, 2004 – Clayton Williams Energy, Inc.  (NASDAQ-NMS:CWEI) reported net income for the second quarter of 2004 of $2.9 million, or $.28 per share, as compared to net income of $6.3 million, or $.67 per share, for the second quarter of 2003.  Cash flow from operations was $27.8 million compared to $40.1 million during the same period in 2003.

For the six months ended June 30, 2004, the Company reported net income of $7.7 million, or $.77 per share, compared to net income of $22.6 million, or $2.40 per share for the six months ended June 30, 2003.  Cash flow from operations during the first six months of 2004 was $49.4 million compared to $69.7 million for the same period in 2003.

Higher exploration costs and lower oil and gas sales accounted for most of the decrease in earnings during the second quarter of 2004.  Exploration costs related to abandonments and impairments were $15.3 million during the second quarter as compared to $10.5 million during the 2003 quarter.  Included in the current period was $10.7 million related to the unproductive sections of the State Lease 17378 #1 (Fleur) in south Louisiana.   Oil and gas sales for the second quarter of 2004 decreased 4% to $41.1 million as compared to $43 million in the 2003 quarter due primarily to lower gas production offset by higher oil production and higher product prices.

Gas production in the second quarter of 2004 dropped 42% to 4.1 Bcf, or 45,110 Mcf per day, from 7 Bcf, or 77,209 Mcf per day in 2003.  Most of the decline stems from the Cotton Valley area and south Louisiana.  Oil production, on the other hand, increased 19% primarily as a result of the recent acquisition of Southwest Royalties, Inc.  Reported production only includes the effects of the Southwest Royalties acquisition from May 21, 2004 through June 30, 2004.

MORE . . .

Overall, product prices continue to be strong.  Realized oil prices in the second quarter of 2004 increased 43% from $25.91 to $37.04 per Bbl, while gas prices increased 24% from $4.57 to $5.68 per Mcf.  The 2003 prices include realized losses on hedging transactions totaling $6.6 million.  Realized losses of $2.8 million on hedging transactions for the 2004 period are included in other income/expense since the hedges were not designated as cash flow hedges under applicable accounting standards.

The Company plans to hold a conference call to discuss these results and forward looking items in conjunction with the issuance of financial guidance in late August.  Details about the conference call will be forthcoming and posted to the Company’s website.

Clayton Williams Energy, Inc. is an independent energy company located in Midland, Texas.

Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”).  Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements.  Such factors include, among others, the following:  the volatility of oil and gas prices, the Company’s drilling results, the Company’s ability to replace short-lived reserves, the availability of capital resources, the reliance upon estimates of proved reserves, operating hazards and uninsured risks, competition, government regulation, the ability of the Company to implement its business strategy, and other factors referenced in the Company’s public filings with the Securities and Exchange Commission.

Contact:

Patti Hollums	Mel G. Riggs
Director of Investor Relations	Chief Financial Officer
(432) 688-3419	(432) 688-3431
e-mail: cwei@claytonwilliams.com
website: www.claytonwilliams.com

TABLES AND SUPPLEMENTAL INFORMATION FOLLOW . . .

CLAYTON WILLIAMS ENERGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
REVENUES
Oil and gas sales	$41,119	$43,049	$77,451	$91,746
Natural gas services	2,372	2,254	4,899	4,302
Gain on sales of property and equipment	61	222	66	213
Total revenues	43,552	45,525	82,416	96,261

COSTS AND EXPENSES
Production	8,175	6,679	15,130	14,250
Exploration:
Abandonments and impairments	13,467	8,932	18,099	13,394
Seismic and other	1,812	1,612	3,737	3,964
Natural gas services	2,295	2,049	4,647	3,989
Depreciation, depletion and amortization	9,247	10,653	17,771	21,224
Accretion of abandonment obligations	265	155	440	306
General and administrative	2,286	3,190	5,587	4,930
Total costs and expenses	37,547	33,270	65,411	62,057
Operating income	6,005	12,255	17,005	34,204

OTHER INCOME (EXPENSE)
Interest expense	(1,449)	(861)	(1,909)	(1,853)
Change in fair value of derivatives	(309)	(2,707)	(3,402)	742
Other	87	(392)	(37)	(117)
Total other income (expense)	(1,671)	(3,960)	(5,348)	(1,228)

Income before income taxes	4,334	8,295	11,657	32,976

Income tax expense	1,465	1,984	3,975	10,544

Income before extraordinary items	2,869	6,311	7,682	22,432

Cumulative effect of accounting change, net of tax	—	—	—	207

NET INCOME	$2,869	$6,311	$7,682	$22,639

Net income per common share:
Basic:
Income before extraordinary items	$0.29	$0.68	$0.80	$2.41
Net income	$0.29	$0.68	$0.80	$2.43

Diluted:
Income before extraordinary items	$0.28	$0.67	$0.77	$2.38
Net income	$0.28	$0.67	$0.77	$2.40

Weighted average common shares outstanding:
Basic	9,923	9,319	9,647	9,311
Diluted	10,230	9,447	9,958	9,445

Total comprehensive income	$2,869	$9,274	$7,682	$25,602

CLAYTON WILLIAMS ENERGY, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	June 30, 2004	December 31, 2003
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$18,962	$15,454
Accounts receivable:
Oil and gas sales, net	21,112	16,725
Joint interest and other, net	4,461	2,972
Affiliates	720	453
Inventory	5,068	787
Deferred income taxes	582	1,241
Prepaids and other	3,778	1,518
	54,683	39,150
PROPERTY AND EQUIPMENT
Oil and gas properties, successful efforts method	960,541	656,531
Natural gas gathering and processing systems	17,157	16,829
Other	13,964	12,300
	991,662	685,660
Less accumulated depreciation, depletion and amortization	(519,865)	(504,101)
Property and equipment, net	471,797	181,559

OTHER ASSETS	8,054	3,724

	$534,534	$224,433

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable:
Trade	$38,006	$33,523
Oil and gas sales	10,579	10,086
Affiliates	2,325	1,254
Current maturites of long-term debt	13,759	2,453
Fair value of derivatives	15,341	2,233
Accrued liabilities and other	2,474	2,720
	82,484	52,269

NON-CURRENT LIABILITIES
Long-term debt	214,078	53,295
Deferred income taxes	59,772	8,504
Fair value of derivatives	20,643	—
Other	18,698	9,584
	313,191	71,383

STOCKHOLDERS’ EQUITY:
Preferred stock, par value $.10 per share	—	—
Common stock, par value $.10 per share	1,076	937
Additional paid-in capital	104,229	73,972
Retained earnings	33,554	25,872
	138,859	100,781

	$534,534	$224,433

CLAYTON WILLIAMS ENERGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$2,869	$6,311	$7,682	$22,639
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation, depletion and amortization	9,247	10,653	17,771	21,224
Exploration costs	13,467	8,932	18,099	13,394
Gain on sales of property and equipment	(61)	(222)	(66)	(213)
Deferred income taxes	1,465	1,984	3,975	10,544
Non-cash employee compensation	(596)	534	156	578
Change in fair value of derivatives	(2,508)	3,638	437	(225)
Accretion of abandonment obligations	265	155	440	306
Cumulative effect of accounting change, net of tax	—	—	—	(207)

Changes in operating working capital, net of the effects of a business acquisition in 2004:
Accounts receivable	3,454	6,910	5,067	(4,525)
Accounts payable	3,289	3,314	(255)	10,005
Other	(3,136)	(2,117)	(3,907)	(3,841)
Net cash provided by operating activities	27,755	40,092	49,399	69,679

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment	(37,495)	(17,091)	(66,099)	(36,237)
Investment in SWR	(167,841)	—	(167,841)	—
Proceeds from sales of property and equipment	432	246	437	249
Other	(34)	(119)	103	(312)
Net cash used in investing activities	(204,938)	(16,964)	(233,400)	(36,300)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	186,662	1,656	186,662	—
Repayments of long-term debt	(24,359)	(23,545)	(25,000)	(23,441)
Proceeds from sale of common stock	30,003	104	30,003	104
Payment of debt issue costs	(4,156)	—	(4,156)	—
Net cash provided by (used in) financing activities	188,150	(21,785)	187,509	(23,337)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	10,967	1,343	3,508	10,042

CASH AND CASH EQUIVALENTS
Beginning of period	7,995	14,375	15,454	5,676

End of period	$18,962	$15,718	$18,962	$15,718

Clayton Williams Energy, Inc.

Summary Production and Price Data

(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2004		2003	2004		2003

Average Daily Production:
Natural Gas (Mcf):
Austin Chalk (Trend)	3,110		3,686	3,386		3,947
Cotton Valley Reef Complex	23,295		48,836	25,707		50,111
Louisiana	9,898		20,241	10,319		18,873
New Mexico / West Texas	2,000		1,823	1,917		1,761
SWR	5,505		0	2,753		0
Other	1,302		2,623	1,423		2,225
Total	45,110		77,209	45,505		76,917

Oil (Bbls):
Austin Chalk (Trend)	2,242		2,819	2,318		2,819
Louisiana	693		634	716		627
New Mexico / West Texas	878		781	909		718
SWR	1,231		0	615		0
Other	66		74	57		63
Total	5,110		4,308	4,615		4,227

Natural gas liquids (Bbls):
Austin Chalk (Trend)	136		145	252		201
New Mexico / West Texas	83		167	135		152
Other	166		150	184		150
Total	385		462	571		503

Total Production:
Natural Gas (MMcf)	4,105		7,026	8,282		13,922
Oil (MBbls)	465		392	840		765
Natural gas liquids (MBbls)	35		42	104		91
Gas Equivalents (MMcfe)	7,105		9,630	13,946		19,058

Average Realized Prices:
Gas ($/Mcf):
Before hedging	$5.68		$5.38	$5.42		$5.81
Hedging gain (loss)	—	(a)	(0.81)	—	(a)	(0.90)
Combined	$5.68		$4.57	$5.42		$4.91

Oil ($/Bbl):
Before hedging	$37.04		$28.25	$35.67		$30.42
Hedging gain (loss)	—	(a)	(2.34)	—	(a)	(2.96)
Combined	$37.04		$25.91	$35.67		$27.46

Natural gas liquids ($/Bbl)	$22.34		$18.81	$23.82		$22.03

CLAYTON WILLIAMS ENERGY, INC.

Notes to tables and supplemental information

(a)          The Company did not designate any of its 2004 derivatives as cash flow hedges under Statement of Financial Accounting Standards No. 133, as amended.  All changes in the fair value of these contracts prior to maturity, plus any realized gains or losses at maturity, are recorded as other income (expense) in the Company’s statements of operations and are excluded from the computation of average realized prices from oil and gas sales.  Actual losses on settled contracts totaled $2.8 million in the second quarter of 2004.

Certain reclassifications in 2003 have been made to conform to current period presentations.